EXHIBIT 99.1

ADTRAN Holdings, Inc. reports preliminary fourth quarter 2023 financial results

•
Preliminary Q4 revenue at $225.5 million and at mid-point of guidance
•
Sequential improvement in preliminary GAAP and non-GAAP operating expenses in Q4, with a 7.6% reduction in GAAP operating expenses and a 15.1% reduction in non-GAAP operating expenses respectively

Huntsville, Alabama, USA. — February 26, 2024 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its preliminary unaudited financial results for the fourth quarter of 2023. All results in this release are approximate due to the preliminary nature of the announcement.

Preliminary GAAP gross margin for the quarter was 34.8% and improved by 483 bps year-over-year and 754 bps quarter-over-quarter. Besides lower purchasing and transportation costs, the main driver for this improvement were lower acquisition-related expenses, amortizations and adjustments. Additionally, the current quarter was negatively impacted by an inventory write-off of $3.3 million compared to a $21 million inventory write-off in Q3 2023.

Preliminary non-GAAP gross margin of 41.9% was positively impacted by a favorable customer and product mix. This compares to 40.3% in Q3 2023 and 39.1% in the year ago quarter representing an increase of 155 bps sequentially and 277 bps year over year.

Preliminary GAAP operating margin for the fourth quarter was negative 16.7%, and it was negatively impacted by lower revenue and acquisition-related expenses, amortizations and adjustments. The company reduced GAAP operating expenses by 7.6% sequentially and 17.0% year-over-year.

Preliminary non-GAAP operating margin for the quarter was negative 1.4%, which was at the upper end of the guidance range of between -7% and 0% of revenues. The Company reduced non-GAAP operating expenses by 15.1% sequentially and 17.7% year-over-year.

Preliminary GAAP net loss attributable to the Company for the fourth quarter of 2023 was $109.9 million. Preliminary diluted loss per share attributable to the Company for the fourth quarter was $1.40.

Preliminary non-GAAP net loss attributable to the Company for the fourth quarter of 2023 was $85.9 million. Preliminary non-GAAP diluted loss per share attributable to the Company for the fourth quarter was $1.09.

ADTRAN Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, "Preliminary Q4 revenue came in as expected with non-GAAP profitability at the upper end of our guidance driven by continued gross margin improvements and lower operating expenses. Although revenues continued to remain challenging due to the macroeconomic environment and elevated customer inventories. we believe the fundamental demand landscape remains unchanged. Service providers continue to pursue the same objectives of expanding their fiber footprint and enhancing bandwidth, necessitating global infrastructure buildouts. With the ongoing implementation of our cost improvement measures, we believe that we are transforming into a more streamlined and efficient company. We expect that this will position us well to excel when spending returns to normal levels."

The Company confirmed that it will hold a conference call to discuss its preliminary fourth quarter results on Tuesday, February 27, 2024, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Summer Time. ADTRAN Holdings will webcast this conference call. To listen, simply visit our Investor Relations site at investors.adtran.com approximately 10 minutes prior to the start of the call, click on the event “ADTRAN Holdings Releases 4th Quarter 2023 Financial Results and Earnings Call”, and click on the webcast link.

An online replay of the Company’s conference call, as well as the transcript of the Company's conference call, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to expectations regarding earnings, expenses and margin; the ability of ADTRAN Holdings’ to reduce expenses in the coming year and the amount thereof through the implementation of the business efficiency program; and ADTRAN Holdings’ strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to ADTRAN Holdings’ ability to reduce expenditures and the impact of such reductions on its financial results and financial condition; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers; (iii) risks and uncertainties relating to the recent restatements of our previously issued consolidated financial statements and ongoing material weaknesses in our internal control over financial reporting; ; (iv) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and Adtran Networks SE (“Adtran Networks”) and subsequent integration efforts;(v) the risk posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and Form 10-Q for the quarterly period ended September 30, 2023, as well as its Form 10-K for the year ended December 31, 2023 to be filed with the SEC.

Additionally, the financial measures presented herein are preliminary estimates, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other (expense) income, net (loss) income inclusive of the non-controlling interest, net (loss) income attributable to the Company, net income (loss) attributable to the non-controlling interest, and (loss) earnings per share - basic and diluted, attributable to the Company, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP other (expense) income, non-GAAP net (loss) income inclusive of the non-controlling interest, non-GAAP net (loss) income attributable to the Company, non-GAAP net income attributable to the non-controlling interest, and non-GAAP (loss) earnings per share - basic and diluted, attributable to the Company, respectively. Such non-GAAP measures exclude acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses, asset and goodwill impairments, and the tax effect of these adjustments to net income. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company.

These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the largest shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Steven Williams

+49 89 890 665 918

investor@adtran.com

Condensed Consolidated Balance Sheets

(Preliminary, Unaudited)

(In thousands)

ASSETS	December 31, 2023	December 31, 2022
Current Assets
Cash and cash equivalents	$87,167	$108,644
Short-term investments	—	340
Accounts receivable, net	216,445	279,435
Other receivables	22,408	32,831
Inventory, net	362,295	427,531
Prepaid expenses and other current assets	45,565	33,577
Total Current Assets	733,880	882,358
Property, plant and equipment, net	123,020	110,699
Deferred tax assets, net	25,787	67,839
Goodwill	353,415	381,724
Intangibles, net	327,985	401,211
Other non-current assets	87,706	66,998
Long-term investments	27,743	32,665
Total Assets	$1,679,536	$1,943,494
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$162,922	$237,699
Revolving credit agreements outstanding	—	35,936
Notes payable	—	24,598
Unearned revenue	46,731	41,193
Accrued expenses and other liabilities	37,607	35,235
Accrued wages and benefits	27,030	44,882
Income tax payable, net	2,245	9,032
Total Current Liabilities	276,535	428,575
Non-current revolving credit agreement outstanding	195,000	60,000
Deferred tax liabilities	35,655	61,629
Non-current unearned revenue	25,109	19,239
Non-current pension liability	12,543	10,624
Deferred compensation liability	29,039	26,668
Non-current lease obligations	31,420	22,807
Other non-current liabilities	28,657	10,339
Total Liabilities	633,958	639,881
Redeemable Non-Controlling Interest	451,756	—
Equity
Common stock	790	781
Additional paid-in capital	774,579	895,834
Accumulated other comprehensive income	68,186	46,713
Retained (deficit) earnings	(243,908)	55,338
Treasury stock	(5,825)	(4,125)
Non-controlling interest	—	309,072
Total Equity	593,822	1,303,613
Total Liabilities and Equity	$1,679,536	$1,943,494

Condensed Consolidated Statements of (Loss) Income

(Preliminary, Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Network Solutions	$180,405	$317,487	$974,389	$916,793
Services & Support	45,074	40,784	174,711	108,743
Total Revenue	225,479	358,271	1,149,100	1,025,536
Cost of Revenue
Network Solutions	126,248	233,925	722,582	647,105
Network Solutions - Inventory Write Down	3,270	—	24,313	—
Services & Support	17,496	16,943	69,142	51,179
Total Cost of Revenue	147,014	250,868	816,037	698,284
Gross Profit	78,465	107,403	333,063	327,252
Selling, general and administrative expenses	61,262	78,243	258,149	208,889
Research and development expenses	54,818	61,570	258,311	173,757
Asset impairment	—	464	—	17,433
Goodwill impairment	—	—	37,874	—
Operating Loss	(37,615)	(32,874)	(221,271)	(72,827)
Interest and dividend income	1,157	1,355	2,340	2,123
Interest expense	(4,441)	(2,010)	(16,299)	(3,437)
Net investment gain (loss)	1,683	(587)	2,754	(11,339)
Other income, net	(3,448)	11,568	1,266	14,517
Loss Before Income Taxes	(42,664)	(22,548)	(231,210)	(70,963)
Income tax (expense) benefit	(64,362)	57,503	(28,133)	62,075
Net (Loss) Income	$(107,026)	$34,955	$(259,343)	$(8,888)
Net Income (loss) attributable to non-controlling interest	2,919	(3,926)	8,345	(6,851)
Net (Loss) Income attributable to ADTRAN Holdings, Inc.	$(109,945)	$38,881	$(267,688)	$(2,037)

Weighted average shares outstanding – basic	78,530	77,659	78,416	62,346
Weighted average shares outstanding – diluted	78,530	79,243	78,416	62,346

(Loss) Earnings per common share attributable to ADTRAN Holdings, Inc. – basic	$(1.40)	$0.50	$(3.41)	$(0.03)
(Loss) Earnings per common share attributable to ADTRAN Holdings, Inc. – diluted	$(1.40)	$0.49	$(3.41)	$(0.03)

Condensed Consolidated Statements of Cash Flows

(Preliminary, Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net Loss	$(259,343)	$(8,888)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	112,949	67,553
Asset impairment	—	17,433
Goodwill impairment	37,874	—
Amortization of debt issuance cost	862	288
(Accretion) amortization on available-for-sale investments, net	(22)	19
(Gain) loss on investments	(2,900)	9,826
Net loss on disposal of property, plant and equipment	458	152
Stock-based compensation expense	16,016	28,322
Deferred income taxes	15,558	(62,388)
Inventory write down	24,313	—
Inventory reserves	25,546	(2,363)
Other, net	(2,942)	—
Change in operating assets and liabilities:
Accounts receivable, net	58,283	788
Other receivables	10,560	(20,088)
Inventory	20,537	(73,237)
Prepaid expenses other current assets and other assets	(29,883)	(7,116)
Accounts payable	(91,907)	28,105
Accrued expenses and other liabilities	17,929	(20,483)
Income taxes payable, net	(6,820)	(2,151)
Net cash used in operating activities	(52,932)	(44,228)
Cash flows from investing activities:
Purchases of property, plant and equipment	(43,121)	(17,072)
Proceeds from sales and maturities of available-for-sale investments	10,567	51,661
Purchases of available-for-sale investments	(868)	(23,899)
Proceeds from beneficial interests in securitized accounts receivable	8,547	1,126
Proceeds from disposals of property, plant and equipment	—	12
Insurance proceeds received	—	—
Acquisition of business, net of cash acquired	—	44,003
Net cash (used in) provided by investing activities	(24,875)	55,831
Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(6,459)	(4,253)
Proceeds from stock option exercises	540	6,904
Dividend payments	(21,237)	(22,885)
Proceeds from receivables purchase agreement	14,099	—
Proceeds from draw on revolving credit agreements	163,733	141,887
Repayment of revolving credit agreements	(64,987)	(48,000)
Redemption of redeemable non-controlling interest	(1,224)	—
Payment of debt issuance cost	(708)	(3,015)
Repayment of notes payable	(24,891)	(17,702)
Net cash provided by financing activities	58,866	52,936
Net (decrease) increase in cash and cash equivalents	(18,941)	64,539
Effect of exchange rate changes	(2,536)	(12,713)
Cash and cash equivalents, beginning of year	108,644	56,818
Cash and cash equivalents, end of year	$87,167	$108,644

Supplemental disclosure of cash financing activities
Cash paid for interest	$12,596	$1,728
Cash paid for income taxes	$18,552	$3,832
Cash used in operating activities related to operating leases	$9,682	$5,229
Supplemental disclosure of non-cash investing activities
Right-of-use assets obtained in exchange for lease obligations	$17,865	$3,410
Purchases of property, plant and equipment included in accounts payable	$1,298	$1,165
Adtran Networks common shares exchanged in acquisition	$—	$565,491
Adtran Networks options assumed in acquisition	$—	$12,769
Non-controlling interest related to Adtran Networks	$—	$316,415

Supplemental Information

Reconciliation of Preliminary Gross Profit and Preliminary Gross Margin to

Preliminary Non-GAAP Gross Profit and Preliminary Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total Revenue	$225,479	$272,331	$358,271	$1,149,100	$1,025,536

Cost of Revenue	$147,014	$198,094	$250,868	$816,037	$698,284
Acquisition-related expenses, amortization and adjustments(1)	(10,048)	(13,537)	(31,577)	(89,602)	(57,108)
Stock-based compensation expense	(440)	(279)	(1,287)	(1,294)	(2,876)
Pension adjustments	—	—	144	—	85
Restructuring expenses(2)	(5,517)	(21,630)	(8)	(27,223)	(8)
Integration expenses(3)	39	(154)	—	(115)	—
Non-GAAP Cost of Revenue	$131,048	$162,494	$218,140	$697,803	$638,377

Gross Profit	$78,465	$74,237	$107,403	$333,063	$327,252
Non-GAAP Gross Profit	$94,431	$109,837	$140,131	$451,297	$387,159

Gross Margin	34.8%	27.3%	30.0%	29.0%	31.9%
Non-GAAP Gross Margin	41.9%	40.3%	39.1%	39.3%	37.8%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be completed in late 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $(73)

thousand is stock compensation expense for the program.

Supplemental Information

Reconciliation of Preliminary Operating Expenses to Preliminary Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Twelve Months Ended
	December 31, 2023		September 30, 2023		December 31, 2022		December 31, 2023		December 31, 2022
Operating Expenses	$116,080		$125,659		$139,813		$516,460		$382,646
Acquisition-related expenses, amortization and adjustments	(4,150)	(1)	(4,534)	(6)	(8,328)	(10)	(17,666)	(14)	(27,561)	(18)
Stock-based compensation expense	(3,181)	(2)	(3,251)	(7)	(11,095)	(11)	(13,864)	(15)	(25,418)	(19)
Restructuring expenses	(7,859)	(3)	(3,243)	(8)	(1,618)	(12)	(19,331)	(16)	(1,620)	(20)
Integration expenses	(1,928)	(4)	(1,485)	(9)	—		(4,825)	(17)
Pension adjustments	—		—		43	(13)	—		(142)	(21)
Deferred compensation adjustments(5)	(1,324)		1,801		(168)		390		7,005
Non-GAAP Operating Expenses	$97,638		$114,947		$118,647		$461,164		$334,910

(1) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(2) $2.3 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(3) $4.6 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) $1.9 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss. Includes legal and advisory fees totaling $1.2 million related to a contemplated capital raise transaction that are recorded in selling, general and administrative expenses. Includes expenses totaling $0.4 million related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $0.4 million are included in selling, general and administrative expenses and $0.02 million are included in research and development expenses. The integration bonus expense of $0.4 million includes $0.2 million of stock compensation expense. Additionally, includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $4.0 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(7) $2.4 million is included in selling, general and administrative expenses and $0.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $3.4 million is included in selling, general and administrative expenses and $(0.2) million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $1.4 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $0.5 million is stock compensation expense for the program.

(10) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $7.8 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(11) $9.4 million is included in selling, general and administrative expenses and $1.7 million is included in research and development expenses on the condensed consolidated statements of loss. Includes $7.3 million in selling, general and administrative expenses and $0.6 million in research and development expenses for incremental stock-based award modification expense related to the business combination.

(12) $0.1 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(13) $0.2 million is included in selling, general and administrative expenses and ($0.3) million is included in research and development expenses on the condensed consolidated statements of loss. Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(14) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $15.8 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(15) $9.8 million is included in selling, general and administrative expenses and $4.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(16) $11.6 million is included in selling, general and administrative expenses and $7.7 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $4.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses related to the integration bonus program and fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes legal and advisory fees totaling $1.2 million related to a contemplated capital raise transaction that are recorded in selling, general and administrative expenses.

(18) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, and certain one-time transaction expenses of which $25.6 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(19) $20.8 million is included in selling, general and administrative expenses and $4.6 million is included in research and development expenses on the condensed consolidated statements of loss. Includes $14.6 million in selling, general and administrative expenses and $1.2 million is included in research and development expenses for incremental stock-based award modification expense related to the business combination.

(20) $0.1 million is included in selling, general and administrative expenses and $1.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(21) $0.3 million is included in selling, general and administrative expenses and ($0.2) million is included in research and development expenses on the condensed consolidated statements of loss.

Supplemental Information

Reconciliation of Preliminary Operating Loss to Preliminary Non-GAAP Operating (Loss) Income

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating Loss	$(37,615)	$(89,296)	$(32,874)	$(221,271)	$(72,827)
Acquisition related expenses, amortizations and adjustments(1)	14,198	18,070	39,904	107,267	84,667
Asset impairments(2)	—	—	463	—	17,432
Stock-based compensation expense	3,621	3,530	12,383	15,158	28,295
Pension adjustments	—	—	(187)	—	57
Restructuring expenses(3)	13,376	24,873	1,627	46,554	1,629
Integration expenses(4)	1,890	1,639	—	4,941	—
Deferred compensation adjustments(5)	1,324	(1,801)	168	(390)	(7,005)
Goodwill impairment(6)	—	37,874	—	37,874	—
Non-GAAP Operating (Loss) Income	$(3,206)	$(5,111)	$21,484	$(9,867)	$52,248

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations.

(2) Includes impairment charges related to the abandonment of certain information technology projects due to the business combination.

(3) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down charges totaling approximately $24.3M incurred as a result of the exit from certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be completed in late 2024.

(4) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE. Additionally, includes legal and advisory fees relating to a contemplated capital raise transactions as part of the integration. Includes fees incurred for the expansion of internal controls at Adtran Networks SE and the implementation of the DPTLA.

(5) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(6) Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Preliminary Other (Expense) Income to Preliminary Non-GAAP Other (Expense) Income

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest and dividend income	$1,157	$521	$1,355	$2,340	$2,123
Interest expense	(4,441)	(4,507)	(2,010)	(16,299)	(3,437)
Net investment gain (loss)	1,683	(1,443)	(587)	2,754	(11,339)
Other (expense) income, net	(3,448)	2,523	11,568	1,266	14,517
Total Other (Expense) Income	$(5,049)	$(2,906)	$10,326	$(9,939)	$1,864
Deferred compensation adjustments (1)	(1,590)	1,117	(349)	(2,977)	6,211
Pension expense (2)	6	7	77	26	333
Non-GAAP Other (Expense) Income	$(6,633)	$(1,782)	$10,054	$(12,890)	$8,408

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Preliminary Net (Loss) Income inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net (Loss) Income inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Income (Loss) attributable to Non-Controlling Interest to

Preliminary Non-GAAP Net Income attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net (Loss) Income attributable to ADTRAN Holdings, Inc. and

Preliminary (Loss) Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net (Loss) Income attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP (Loss) Earnings per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	September 30, 2023 (Revised)	December 31, 2022	December 31, 2023	December 31, 2022
Net (Loss) income attributable to ADTRAN Holdings, Inc.	$(109,945)	$(78,563)	$38,881	$(267,688)	$(2,037)
Net Income (loss) attributable to non-controlling interest(1)	2,919	2,914	(3,926)	8,345	(6,851)
Net (Loss) income inclusive of non-controlling interest	$(107,026)	$(75,649)	$34,955	$(259,343)	$(8,888)
Acquisition related expenses, amortization and adjustments	14,198	18,070	39,904	107,267	84,667
Asset impairments	—	—	463	—	17,432
Stock-based compensation expense	3,621	3,530	12,383	15,158	28,295
Deferred compensation adjustments (2)	(267)	(684)	(182)	(3,368)	(794)
Pension adjustments (3)	6	7	(109)	26	390
Restructuring expenses	13,376	24,873	1,627	46,554	1,629
Integration expenses	1,890	1,639	—	4,941	—
Goodwill impairment	—	37,874	—	37,874	—
Tax effect of adjustments to net (loss) income	(8,735)	(23,366)	(12,463)	(57,834)	(29,892)
Non-GAAP Net (Loss) income inclusive of non-controlling interest	$(82,937)	$(13,706)	$76,578	$(108,725)	$92,839
Net Income attributable to non-controlling interest(1)	2,919	2,914	5,769	9,874	10,255
Non-GAAP Net (Loss) income attributable to ADTRAN Holdings, Inc.	$(85,856)	$(16,620)	$70,809	$(118,599)	$82,584

GAAP Net Income (loss) attributable to non-controlling interest (1)	$2,919	$2,914	$(3,926)	$8,345	$(6,851)
Acquisition related expenses, amortizations and adjustments	—	—	9,039	1,457	16,159
Restructuring expenses	—	—	402	29	402
Integration expenses	—	—	—	6	—
Stock-based compensation expense	—	—	300	37	531
Pension adjustments(3)	—	—	(46)	—	14
Non-GAAP Net Income attributable to non-controlling interest (1)	$2,919	$2,914	$5,769	$9,874	$10,255

Weighted average shares outstanding – basic	78,530	78,389	77,659	78,416	62,346
Weighted average shares outstanding – diluted	78,530	78,389	79,243	78,416	62,346

(Loss) earnings per common share attributable to ADTRAN Holdings, Inc. - basic	$(1.40)	$(1.00)	$0.50	$(3.41)	$(0.03)
(Loss) earnings per common share attributable to ADTRAN Holdings, Inc. - diluted	$(1.40)	$(1.00)	$0.49	$(3.41)	$(0.03)

Non-GAAP (Loss) earnings per common share attributable to ADTRAN Holdings, Inc. - basic	$(1.09)	$(0.21)	$0.91	$(1.51)	$1.32
Non-GAAP (Loss) earnings per common share attributable to ADTRAN Holdings, Inc. - diluted	$(1.09)	$(0.21)	$0.89	$(1.51)	$1.32

(1) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(2) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(3) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.